EXHIBIT 99.1

Escalade Reports Second Quarter 2026 Results

EVANSVILLE, IN, July 30, 2026 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced results for the second quarter 2026.

SECOND QUARTER 2026 HIGHLIGHTS

(As compared to the second quarter 2025)

●	Net sales increased 6.2% to $57.7 million
●	Gross margin improved 146 basis points to 26.2%
●	Operating income of $11.9 million compared to $2.6 million
●	Net income of $9.4 million, or $0.68 earnings per diluted share, compared to $1.8 million, or $0.13 earnings per diluted share
●	EBITDA of $13.2 million compared to $3.9 million
●	Pre-tax income includes tariff recoveries of $10.2 million
●	Cash provided by operations of $8.7 million compared to $13.3 million

For the three months ended June 30, 2026, Escalade posted net sales of $57.7 million, net income of $9.4 million and diluted earnings per share of $0.68.

Total net sales increased 6.2% on a year-over-year basis in the second quarter, primarily driven by increases in our archery categories, including the incremental contribution from our September 2025 acquisition of Gold Tip. Net sales also benefited from increased demand in the safety, table tennis and basketball categories. These increases were partially offset by lower sales in outdoor games categories.

Escalade reported second quarter gross margin of 26.2%, an increase of 146 basis points versus the prior-year period, primarily driven by better absorption, operating leverage and a favorable sales mix.

Net income for the second quarter of 2026 was $9.4 million, or $0.68 diluted earnings per share, compared to net income of $1.8 million, or $0.13 diluted earnings per share, for the same quarter in 2025. Excluding the tariff recovery, second quarter 2026 net income was $2.6 million, or $0.19 per diluted share.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $13.2 million in the second quarter of 2026. Excluding the tariff recovery, second quarter 2026 EBITDA was $4.7 million, an increase of $0.8 million versus $3.9 million in the prior-year period.

During the second quarter of 2026, the Company generated $8.7 million in cash flow from operations, a decrease of $4.6 million relative to the second quarter of last year. The decline in cash flow from operations was primarily attributable to an increase in cash flow used for working capital purposes.

Total debt at the end of the quarter was $14.9 million, down from $22.0 million at the end of the second quarter last year, and $18.5 million at the end of 2025.

Total cash and equivalents as of June 30, 2026 was $16.4 million, while availability on the senior secured revolving credit facility maturing in 2027 was $56.7 million.

Escalade announced a quarterly dividend of $0.1525 per share to be paid to all shareholders of record on October 6, 2026 and payable on October 13, 2026.

MANAGEMENT COMMENTARY

"Escalade delivered a solid second quarter, with net sales up 6.2% year over year and gross margin expanding 146 basis points to 26.2%," said Patrick J. Griffin, President and Chief Executive Officer of Escalade. "Growth was broad based, led by strength in our safety, table tennis and basketball categories, along with continued momentum in archery, where results benefited from new product introductions and the accretive contribution of the Gold Tip acquisition completed last September."

"The gross margin improvement reflected lower fixed costs and a favorable sales mix,” continued Griffin. “Reported operating income and EBITDA also included a one-time, pre-tax benefit of approximately $10.2 million from the recovery of tariff costs incurred in prior quarters, which had weighed on our reported profitability when they were originally paid. We expect to use some of our refunds to help offset higher costs driven by increased freight rates, commodity inflation, and additional new tariffs. We also plan to invest in trade and consumer promotions, accelerate product innovation, and make facility improvements to increase efficiency."

"Looking to the second half of the year, we remain confident in our ability to drive continued top-line growth," Griffin added. "While elevated energy costs and broader inflationary pressures will continue to weigh on consumer spending, we believe our investments in innovation and new products, operating leverage, and disciplined operational execution position us to navigate ongoing macroeconomic headwinds."

"We continued to strengthen our balance sheet during the quarter, reducing total debt to $14.9 million and ending the period in a net cash position," Griffin concluded. "This financial flexibility allows us to continue pursuing our robust capital allocation strategy, which includes a growing pipeline of potential accretive acquisition opportunities. Disciplined capital allocation remains central to our value-creation strategy, and we are focused on generating attractive returns on invested capital and delivering long-term value for our shareholders."

CONFERENCE CALL

A conference call will be held Thursday, July 30, 2026, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	1-833-890-3250
International Live:	1-412-206-6441

To listen to a replay of the teleconference, which subsequently will be available through August 13, 2026:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10209663

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, safety, fitness, and indoor/outdoor recreation equipment. Our mission is to connect family and friends, create lasting memories, and play life to the fullest. Leaders in our respective categories, Escalade's distinct and acclaimed brands include Goalrilla™ in-ground basketball hoops; STIGA® tennis tables and accessories; Bear® Archery and archery equipment; Brunswick Billiards® tables and accessories; Accudart® darting; ONIX® pickleball; Lifeline® fitness products; and RAVE Sports® water recreation products. Escalade's products are available online and through leading retailers nationwide. For more information about Escalade's diverse and prominent brand portfolio, history, financials, and governance, please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Wesley Smith

Vice President, Financial Reporting & Investor Relations

812-467-1334

FORWARD-LOOKING STATEMENTS

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder. All statements, other than statements of historical fact, are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. These risks include, but are not limited to: Escalade’s ability to achieve its business objectives; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs, a potential trade war with China and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; our international operations, including any related to political uncertainty and geopolitical tensions; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to protect its intellectual property; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, terrorist attacks, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; Escalade’s ability to control costs, including managing inventory levels; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; Escalade’s use of estimates in its financial reporting as well as in its forward looking statements; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
All Amounts in Thousands Except Per Share Data	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net Sales	$57,702	$54,333	$113,487	$109,812

Costs and Expenses
Cost of products sold	42,588	40,896	81,224	81,585
Selling, administrative and general expenses	12,476	10,249	23,209	20,820
Amortization	579	567	1,160	1,134
Tariff recovery	(9,875)	--	(9,875)	--

Operating Income	11,934	2,621	17,769	6,273

Other Income (Expense)
Interest expense	(176)	(213)	(364)	(457)
Interest income	426	--	500	--
Other income	18	51	31	82

Income Before Income Taxes	12,202	2,459	17,936	5,898

Provision for Income Taxes	2,771	634	4,124	1,454

Net Income	$9,431	$1,825	$13,812	$4,444

Earnings Per Share Data:
Basic earnings per share	$0.68	$0.13	$1.00	$0.32
Diluted earnings per share	$0.68	$0.13	$1.00	$0.32

Dividends declared	$0.1525	$0.1500	$0.3025	$0.3000

Consolidated Balance Sheets

(Unaudited)

All Amounts in Thousands Except Share Information	June 30, 2026	December 31, 2025	June 30, 2025
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$16,392	$11,878	$10,422
Receivables, less allowance of $1,122; $1,226; and $595; respectively	44,612	46,315	41,926
Inventories	71,184	68,474	72,672
Prepaid expenses	3,118	3,351	2,449
Prepaid income tax	--	557	402
Other current assets	9,042	--	--
TOTAL CURRENT ASSETS	144,348	130,575	127,871

Property, plant and equipment, net	22,303	22,355	21,827
Operating lease right-of-use assets	1,233	1,276	1,428
Intangible assets, net	24,284	25,445	24,703
Goodwill	42,326	42,326	42,326
Other assets	24	132	184
TOTAL ASSETS	$234,518	$222,109	$218,339

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$14,881	$7,143	$7,143
Trade accounts payable	15,342	9,150	14,120
Accrued liabilities	12,536	13,680	9,086
Income tax payable	1,571	--	--
Current operating lease liabilities	625	510	496
TOTAL CURRENT LIABILITIES	44,955	30,483	30,845

Other Liabilities:
Long‑term debt	--	11,309	14,881
Deferred income tax liability	6,303	6,303	3,302
Operating lease liabilities	636	798	973
TOTAL LIABILITIES	51,894	48,893	50,001

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued	--	--	--
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,766,074; 13,696,311; and 13,803,745; shares respectively	2,769	3,013	3,251
Retained earnings	179,855	170,203	165,087
TOTAL STOCKHOLDERS' EQUITY	182,624	173,216	168,338
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$234,518	$222,109	$218,339

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
All Amounts in Thousands	June 30, 2026	June 30, 2025

Operating Activities:
Net income	$13,812	$4,444
Depreciation and amortization	2,503	2,501
Allowance for credit losses	376	225
Stock-based compensation	875	962
Loss on disposal of assets	--	3
Common stock issued in lieu of bonus to officers	162	124
Director stock compensation	--	118
Changes in assets and liabilities	(2,912)	8,706
Net cash provided by operating activities	14,816	17,083

Investing Activities:
Purchase of property and equipment	(1,290)	(976)
Net cash used in investing activities	(1,290)	(976)

Financing Activities:
Proceeds from issuance of long-term debt	568	9,046
Payments on long-term debt	(4,139)	(12,618)
Cash dividends paid	(4,160)	(4,136)
Purchase of stock	(1,281)	(2,171)
Net cash used in financing activities	(9,012)	(9,879)
Net increase in cash and cash equivalents	4,514	6,228
Cash and cash equivalents, beginning of period	11,878	4,194
Cash and cash equivalents, end of period	$16,392	$10,422

Supplemental Cash Flows Information
Interest paid	$313	$428
Income taxes paid, net	$1,996	$1,689

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
All Amounts in Thousands	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net Income (GAAP)	$9,431	$1,825	$13,812	$4,444

Interest expense	176	213	364	457
Interest income	(426)	--	(500)	--
Income tax expense	2,771	634	4,124	1,454
Depreciation and amortization	1,256	1,262	2,503	2,501

EBITDA (Non-GAAP)	$13,208	$3,934	$20,303	$8,856